Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

The Board of Directors
Sanders Morris Harris Group Inc.

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                                        KPMG LLP

Houston, Texas
February 24, 2005